Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-230632, No. 333-230634, and No. 333-233400) of Paysign, Inc. of our report dated March 23, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Las Vegas, Nevada

March 22, 2023